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                                                                     EXHIBIT 4.1

                                    AMENDMENT
                                       TO
                                  UROCOR, INC.
         SECOND AMENDED AND RESTATED 1992 STOCK OPTION PLAN, AS AMENDED

                ADOPTED BY THE BOARD OF DIRECTORS APRIL 18, 2000
                                       AND
                        BY THE STOCKHOLDERS JUNE 20, 2000

1. Paragraph 3 of the UroCor, Inc. Second Amended and Restated 1992 Stock Option Plan, as amended, is hereby deleted in its entirety and replaced by the following:

         3. DEDICATED SHARES. The stock subject to the Options and other provisions of the Plan shall be shares of the Company's Common Stock, $.01 par value (the "Stock"). The total number of shares of Stock with respect to which Incentive Stock Options may be granted shall be 2,700,000 shares. The maximum number of shares subject to Options which may be issued to any Optionee under this Plan during any period of three consecutive years is 500,000 shares. The class and aggregate number of shares which may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 17 hereof.

                  In the event that an outstanding Option expires or is surrendered for any reason or terminates by reason of the death or other severance of employment of the Optionee, the shares of Stock allocable to the unexercised portion of that Option may again be subject to an Option under the Plan.

2. Except as expressly amended by this Amendment, the UroCor, Inc. Second Amended and Restated 1992 Stock Option Plan, as amended, shall continue in full force and effect in accordance with its terms.

                                  UROCOR, INC.

                                           By: /S/ BRUCE C. HAYDEN
                                              ----------------------------------
                                           Name: Bruce C. Hayden
                                           Title: Senior Vice President, Chief
                                           Financial Officer, Secretary and
                                           Treasurer